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                                                                    EXHIBIT 99.1
                   PROXY FOR SPECIAL SHAREHOLDERS MEETING OF
                           COMMERCIAL BANK OF NEVADA
                               LAS VEGAS, NEVADA

    KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Commercial Bank of Nevada ("Commercial"), do hereby nominate, constitute, and
appoint,                     and                     , or any one of them (with
full power and substitution for me and in my name, place and stead) to vote all
the common stock of Commercial standing in my name on its books on           ,
1998 at the Special Meeting of its shareholders to be held at the main office of
Commercial, 2820 W. Charleston Boulevard, Las Vegas, Nevada, on           , 1998
at      .m., local time, or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

  1. To ratify, confirm, approve and adopt an Agreement and Plan of Merger dated February 25, 1998 (the "Agreement"), by and between Commercial, Colonial BancGroup, Inc. and Colonial Bank with such agreement providing for, among other things, the merger of Commercial with and into Colonial Bank. Each outstanding share of Commercial common stock will be converted into common shares of Colonial BancGroup, Inc. in accordance with the terms of the Agreement.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

             (Continued and to be dated and signed on reverse side)

  This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly-executed proxies will be voted as directed.

  The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently-dated proxy.

                                            Dated:
                                                  ------------------------, 1998

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                                                  Signature of Shareholder(s)
                                                  (When signing as Attorney,
                                                  Executor, Administrator,
                                                  Trustee or Guardian, please
                                                  give full title. If more than
                                                  one Trustee, all should sign.
                                                  All joint owners must sign.)